PACIFIC LIFE

Pacific Life Insurance Company
P.O. Box 7187 • Pasadena, CA 91109-7187
www.PacificLife.com • (800) 722-2333

PACIFIC PORTFOLIOS
Variable Annuity Application

Call (800) 722-2333 for assistance.

1. ANNUITANT(S) *Must be an individual. Check product guidelines for maximum issue age.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	

Solicited at: State ______ ______

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and agent appointment purposes.

ADDITIONAL ANNUITANT *Not applicable for qualified contracts.* ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	

2. OWNER(S) *If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA or Inherited 403(b) contracts, also complete the Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If the owner is a trust, also complete the Trustee Certification and Disclosure form.*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN
Residential Address (if different than mailing address)	City, State, ZIP	

ADDITIONAL OWNER *Not applicable for qualified contracts.* ***Check One:*** ☐ *Joint* ☐ *Contingent*

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex ☐ M ☐ F

Mailing Address	City, State, ZIP	SSN
Residential Address (if different than mailing address)	City, State, ZIP	

3. DEATH BENEFIT COVERAGE

☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*

If the stepped-up death benefit I have selected cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider.

25-1116-1 For Chase 05/06
"876-6B1"

4. TELEPHONE/ELECTRONIC AUTHORIZATIONS

TELEPHONE/ELECTRONIC TRANSACTION AUTHORIZATION **As the owner, I will receive this privilege automatically.** If a contract has joint owners, each owner may individually make telephone and/or electronic requests. By checking "yes," I am also authorizing and directing Pacific Life to act on telephone or electronic instructions from any other person(s) who can furnish proper identification. Pacific Life will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. ☐ Yes CHECK IF YES

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

FOR EVEN FASTER DELIVERY

E-mail address: ______________________________

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, 457 and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information.

Name *(First, Middle, Last)*		Relationship	SSN/TIN	Percentage
	☐ Primary ☐ Contingent			%
	☐ Primary ☐ Contingent			%

6. CONTRACT TYPE *Select ONE.*

☐ Non-Qualified	☐ SIMPLE IRA[1]	☐ Roth IRA	☐ 401(a)[3]	☐ 457(b) – gov't. entity	☐ Keogh/HR10[3]
☐ IRA	☐ SEP-IRA	☐ TSA/403(b)[2]	☐ 401(k)[3]	☐ 457(b) – 501(c) tax exempt	

[1] *Complete SIMPLE IRA Employer Information form.* [2] *Complete TSA Certification form.* [3] *Complete Qualified Plan Disclosure form.*

7. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life Insurance Company.*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment.

☐ 1035 exchange/estimated transfer .... $ ____________

☐ Amount enclosed .... $ ____________

7B. QUALIFIED CONTRACT PAYMENT TYPE
Indicate type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer .... $ ____________

☐ Rollover .... $ ____________

☐ Contribution ..... $ ____________ for tax year ________

8. REPLACEMENT

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? ☐ Yes ☐ No MUST CHECK ONE

If yes, provide the information below and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name(s)

Contract Number(s)

Contract Type Being Replaced ☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. AVAILABLE OPTIONS

Subject to state availability. To qualify for Lifetime Income Access Plus, Income Access, GIA Plus or GPA[5] rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life for the riders.

☐ **Lifetime Income Access Plus** *Annuitant(s) must not be over age 85 at issue.*

☐ **Income Access** *Annuitant(s) must not be over age 85 at issue.*

☐ **GIA Plus** *Annuitant(s) must not be over age 80 at issue.*

☐ **GPA[5]** *Annuitant(s) must not be over age 85 at issue, which must be at least ten years prior to the annuity date.*

☐ **EEG** *Annuitant(s) must not be over age 75 at issue.*

If any rider I have selected within this section cannot be added to the contract due to age restrictions or state availability, I understand that the contract will be issued without the rider(s).

25-1116-1 For Chase 05/06 *876-6B2*

10. SPECIAL REQUESTS *If additional space is needed, attach letter signed and dated by owner(s).*

11. ALLOCATION OPTIONS ***Use whole percentages only. Allocations must total 100%.*** Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

Manager:	*Investment Option*	*Manager:*	*Investment Option*	*Manager:*	*Investment Option*
AllianceBernstein	____ % *International Value*	Loomis Sayles	____ % *Large-Cap Growth*	Pacific Life	____ % *3-Year GIO*
					____ % *6-Year GIO*
Batterymarch	____ % *International Small-Cap*	MFS	____ % *Capital Opportunities*		____ % *10-Year GIO*
			____ % *International Large-Cap*		
Capital Guardian	____ % *Diversified Research*				____ % *DCA Plus Fixed Option* † with a Guarantee Term of ____ months
	____ % *Equity*	Mercury	____ % *Equity Index*		
			____ % *Small-Cap Index*		
Capital Research	____ % *American Funds Growth-Income*			Salomon Brothers	____ % *Large-Cap Value*
	____ % *American Funds Growth*	Neuberger Berman	____ % *Fasciano Small Equity*		
				Van Kampen	____ % *Comstock*
Columbia	____ % *Technology*	NFJ	____ % *Small-Cap Value*		____ % *Mid-Cap Growth*
					____ % *Real Estate*
Goldman Sachs	____ % *Short Duration Bond*	Oppenheimer	____ % *Multi-Strategy*		
	____ % *Concentrated Growth*		____ % *Main Street® Core*	Vaughan Nelson	____ % *VN Small-Cap Value*
			____ % *Emerging Markets*		
JPMorgan	____ % *Diversified Bond*			JPMorgan	____ % *JPMIT Core Bond*
		PIMCO	____ % *Managed Bond*		____ % *JPMIT Equity Index*
Janus	____ % *Growth LT*		____ % *Inflation Managed*		____ % *JPMIT Diversified Equity*
	____ % *Focused 30*	Pacific Life	____ % *Money Market*		____ % *JPMIT Large-Cap Growth*
Jennison	____ % *Health Sciences*		____ % *High Yield Bond*		____ % *JPMIT Diversified Mid-Cap Growth*
Lazard	____ % *Mid-Cap Value*				____ **MUST TOTAL 100%**

† *Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form.*

25-1116-1 For Chase 05/06

876-6B3

PACIFIC LIFE

APPLICATION INSTRUCTIONS
Pacific Portfolios
Variable Annuity

Section **Use these instructions when completing the Pacific Portfolios application.**

Pacific Life has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Portfolios, consult the prospectus.

1. & 2. **Annuitant(s)/Owner(s):** Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For 401(a) pension/profit sharing, 401(k) and 457 plans, name plan as owner, and participant as sole annuitant. For 403(b) plans, name participant as both sole owner and sole annuitant. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs or Inherited 403(b)s can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. **Complete the "Solicited at: State" box for custodial-owned contracts only.**

3. **Death Benefit Coverage:** Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the stepped-up death benefit rider.

4. **Telephone/Electronic Transaction Authorization (Optional):** By checking this box you authorize Pacific Life to receive certain instructions by telephone or electronically from your designee. This instruction is valid until you instruct us otherwise. Telephone/Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life and the provisions set forth in the contract's prospectus.

   Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise.

5. **Beneficiaries:** Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds.

6. **Contract Type:** Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each.

7. **Initial Purchase Payment:** Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only.

8. **Replacement:** Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s).

9. **Available Options:** **Riders are subject to state availability.** You must enroll in the Portfolio Optimization asset allocation program to add *Lifetime* Income Access Plus, Income Access Plus, GIA Plus or GPA[5] rider(s) to your contract. If any rider you have selected within this section cannot be added to the contract due to age restrictions or state availability, the contract will be issued without the rider(s).

10. **Special Requests:** Use this section to add Portfolio Optimization (indicate Model A, B, C, D or E) to your contract. For more information, please see the prospectus or Pacific Life's Form ADV Part II brochure included in the product kit. Additional Portfolio Optimization Disclosure is on the reverse side of the application. This section can also be used for special registrations and additional beneficiary information.

11. **Allocation Options:** Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with application. Only one guarantee term may be in effect at any given time.

12. **Statement Of Owner(s):** Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated.

13. **Agent's Statement:** Agent must fully complete and sign this section. Agent must select a commission option.

Important: Help avoid a returned application by confirming your application has the following minimum information:

- Annuitant and owner information – *Sections 1 & 2*
- Line of business is correct – *Section 6*
- Replacement question – *Section 8*
- City and state where application is signed – *Section 12*
- Date application is signed – *Section 12*
- Agent's signature – *Section 13*

Port Instr (05/06)

PORTFOLIO OPTIMIZATION DISCLOSURE By signing the application, you certify that: (a) You have discussed this product and/or service with your investment professional and/or tax adviser, and believe the selections meet your insurable needs, financial objectives and risk tolerance. (b) You have received and read the applicable prospectus describing Portfolio Optimization and the optional riders, including its benefits and risks. (c) You are directing that your initial purchase payment (or contract value for existing contracts) be allocated based on the Portfolio Optimization Model that you selected. You also direct that subsequent purchase payments, if allowed by your contract, be allocated according to this model, as it may be modified from time to time, unless you instruct otherwise in writing. (d) You may utilize investment tools made available by Pacific Life for selecting a Portfolio Optimization Model but you understand that it is your decision, in consultation with your investment professional, to select a model. Pacific Life bears no responsibility for this decision. (e) You understand that participation in Portfolio Optimization is no guarantee against market loss. (f) You understand that Portfolio Optimization Models will be analyzed from time to time and as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). You have read the prospectus and understand that your model may be automatically updated. You grant Pacific Life limited discretionary investment authority to periodically make changes in the Portfolio Optimization investment options and to allocate and reallocate your contract value in accordance with the Portfolio Optimization Model you have selected, since the Portfolio Optimization Model will be updated from time to time. Pacific Life can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with your consent, although Pacific Life may assume consent if it provides advance notice and you do not object. (For purposes of the preceding sentence, “transfer” means “assign” as interpreted under the Investment Advisers Act of 1940.) (g) You will receive transaction confirmations of the annual automatic updates, if applicable. (h) You will notify your investment professional if your financial situation and risk profile changes to determine if you need to change to a different Portfolio Optimization Model. In addition, you should periodically review, in consultation with your investment professional, your financial situation and risk profile to determine if you need to change Portfolio Optimization Models. (i) You understand that you may withdraw from Portfolio Optimization at any time, and that if you have purchased Lifetime Income Access Plus, Income Access Plus, GIA Plus or GPA[5] rider, the rider will terminate if you withdraw from Portfolio Optimization. (j) You understand that Portfolio Optimization may be terminated at any time. Pacific Life has no contractual obligation to continue the program. For Chase Port Instr (05/06)